SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2011

A. O. Smith Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-475	39-0619790
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11270 West Park Place, Milwaukee, Wisconsin 53224-9508

(Address of principal executive offices, including zip code)

(414) 359-4000

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13-e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 26, 2011, A. O. Smith Corporation (“A. O. Smith” or the “Company”) consummated the acquisition of Lochinvar Corporation of Lebanon, Tennessee (“Lochinvar”). Lochinvar is a leading manufacturer of high-efficiency boilers used in commercial and residential hydronic heating and hot water applications. Under the terms of the Stock Purchase Agreement, dated as of July 18, 2011 (the “Purchase Agreement”), among A. O. Smith, the shareholders of Lochinvar and Lochinvar Limited, and William L. Vallett, Jr., as Sellers’ Representative, A. O. Smith purchased all of the issued and outstanding stock of Lochinvar and its U.K. sales affiliate, Lochinvar Limited, from the shareholders of such entities and, under a related agreement, A. O. Smith purchased Lochinvar’s headquarters and manufacturing facility located in Lebanon, Tennessee from a related party of such shareholders, Knight Leasing Company, LLC. A. O. Smith paid an aggregate purchase price of $418 million in cash at closing for these transactions, consisting of $390 million for the stock of Lochinvar and Lochinvar Limited and $28 million for Lochinvar’s headquarters and manufacturing facility. Under the Purchase Agreement, the purchase price is subject to a customary post-closing working capital adjustment, and A. O. Smith is also obligated to make an earnout payment of up to an additional $35 million in cash if certain revenue goals are met between December 1, 2011 and November 30, 2012.

The description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the Purchase Agreement, a copy of which is filed herewith as Exhibit 2.1 is incorporated herein by reference. The Purchase Agreement has been included to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Purchase Agreement contains representations and warranties that the parties to the Purchase Agreement made to and solely for the benefit of each other. The assertions embodied in such representations and warranties are qualified by information contained in confidential disclosure schedules that the parties exchanged in connection with signing the Purchase Agreement. Accordingly, investors and stockholders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of the date of the Purchase Agreement and are modified in important part by the underlying disclosure schedules. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Company’s news release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

Financial Statements of Acquired Businesses

The required financial statements of Lochinvar are not filed with this Current Report on Form 8-K, but will be filed in an amendment to this Current Report on Form 8-K not later than November 11, 2011.

Pro Forma Financial Information

The required pro forma financial information of the Company for the acquisition of Lochinvar is not filed with this Current Report on Form 8-K, but will be filed in an amendment to this Current Report on Form 8-K not later than November 11, 2011.

Exhibits

The following exhibits are being filed herewith:

2.1	Stock Purchase Agreement, dated as of July 18, 2011, by and among A. O. Smith Corporation, the shareholders of Lochinvar Corporation and Lochinvar Limited, and William L. Vallett, Jr. as Sellers’ Representative (incorporated by reference to the Company’s Current Report on Form 8-K dated July 18, 2011 (Commission File No. 1-475)).*

99.1	A. O. Smith Corporation News Release, dated August 26, 2011.

*	Certain schedules are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. O. SMITH CORPORATION

Date: August 30, 2011	By:	/s/ James F. Stern
James F. Stern
Executive Vice President, General Counsel and Secretary

A. O. SMITH CORPORATION

Exhibit Index to Current Report on Form 8-K Dated August 26, 2011

Exhibit Number	Description

2.1	Stock Purchase Agreement, dated as of July 18, 2011, by and among A. O. Smith Corporation, the shareholders of Lochinvar Corporation and Lochinvar Limited, and William L. Vallett, Jr., as Sellers’ Representative (incorporated by reference to the Company’s Current Report on Form 8-K dated July 18, 2011 (Commission File No. 1-475)). *

99.1	A. O. Smith Corporation News Release, dated August 26, 2011.

*	Certain schedules are omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.